                                                               EXHIBIT 4.3(b)

                             FIRST AMENDMENT TO
                 AMENDED AND RESTATED TERM LOAN AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT ("AMENDMENT"), is dated as of September 29, 1995, between UNITED STATES CELLULAR CORPORATION, a corporation formed under the laws of the State of Delaware (the "Company"), and NTFC CAPITAL CORPORATION (formerly known as Northern Telecom Finance Corporation), a corporation formed under the laws of the State of Delaware (the "Lender").

                                  RECITALS:

     A. The Company and Lender are parties to that certain Term Loan Agreement originally dated as of October 1, 1991, as amended by that certain Amended and Restated Term Loan Agreement dated as of December 22, 1994 (as amended, the "LOAN AGREEMENT").

     B. Pursuant to the Loan Agreement, the Company executed, among other things, the Equipment Note in the principal amount of $37,500,000 (plus Capitalized Interest), dated as of December 22, 1994 (the "ORIGINAL 1994 EQUIPMENT NOTE"), and the Construction Note in the principal amount of $37,500,000 (plus Capitalized Interest), dated as of December 22, 1994 (the "ORIGINAL 1994 CONSTRUCTION NOTE").

     C. In response to the Company's request, the Lender has agreed to increase the maximum amount available under the Loan Agreement by $3,922,000, on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein which are not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     2. AMENDMENTS TO SECTION 1.1 OF LOAN AGREEMENT. Section 1.1 of the Loan Agreement is hereby amended by amending each of the following defined terms to read in its entirety as follows:

         "1994 CONSTRUCTION NOTE": that certain Amended and Restated Construction Note executed by the Company in the form of EXHIBIT A-1 hereto, payable to the Lender, in the original maximum principal amount of Thirty-Nine Million Four Hundred Sixty-One Thousand Dollars ($39,461,000) plus Capitalized Interest (as defined therein), as described in Section 2.2(b) hereof, including all Note Schedules executed in connection therewith, and all extensions, renewals, modifications and replacements thereof.

         "1994 EQUIPMENT NOTE": that certain Amended and Restated Equipment Note executed by the Company in the form of EXHIBIT A-2 hereto, payable to the Lender, in the original maximum principal amount of Thirty-Nine Million Four Hundred Sixty-One Thousand Dollars ($39,461,000) plus Capitalized Interest (as defined therein), as described in Section 2.2(b) hereof, including all Note Schedules executed in connection therewith, and all extensions, renewals, modifications and replacements thereof.

     3. AMENDMENT TO SECTION 2.1 OF THE LOAN AGREEMENT. The first sentence of Section 2.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

         SECTION 2.1 COMMITMENT AND LOANS. Subject to the terms and conditions herein provided, and so long as no Event of Default has occurred and is continuing hereunder, Lender agrees to lend to Company during the Commitment Period, an aggregate principal amount not to exceed Seventy-Eight Million Nine Hundred Twenty-Two Thousand Dollars ($78,922,000) plus Capitalized Interest (not to exceed $6,750,000 in the aggregate after the Amendment Date), as set forth herein, to be allocated and provided only as set forth in Sections 2.1(b) and (c), together with the amounts described in Section 2.1(d) and (e) below (the "COMMITMENT").

     4. AMENDMENT TO SECTION 2.1(B) OF THE LOAN AGREEMENT. The first sentence of Section 2.1(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

         (b) EQUIPMENT LOAN. Lender shall make Advances to the Company from time to time until the Financing Termination Date, in principal amounts not to exceed Thirty-Nine Million Four Hundred Sixty-One Thousand Dollars ($39,461,000) in the aggregate under the 1994 Equipment Note, and has advanced $27,627,468.72 in the aggregate (including Capitalized Interest) under the 1991 Equipment Note, in both cases to be used solely for the purchase of NTI Equipment (exclusive of sales tax) for the Market Entities' Systems, pursuant to the Supply Agreement or otherwise from NTI (or for reimbursement for payments made to NTI for such purchases between January 1, 1993 and the Amendment Date) (collectively, the "EQUIPMENT LOAN").

     5. AMENDMENT TO SECTION 2.1(C) OF THE LOAN AGREEMENT. The first sentence of Section 2.1(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

         (c) CONSTRUCTION LOAN. Lender shall make Advances to the Company from time to time until the Financing Termination Date in principal amounts not to exceed Thirty-Nine Million Four Hundred Sixty-One Thousand Dollars ($39,461,000), in the aggregate under the 1994 Construction Note, and has advanced $27,688,172.48 in the aggregate (including Capitalized Interest) under the 1991 Construction Note, in both cases to be used solely for direct construction costs incurred by the Company and/or the applicable Market Entity in the construction of the Systems or for payment of sales tax on any NTI Equipment (or for reimbursement for payments made for such purposes between January 1, 1991 and the Amendment Date) (collectively, the "CONSTRUCTION LOAN").

    6. EXHIBITS A-1 AND A-2. The Loan Agreement is amended to replace EXHIBITS A-1 AND A-2 thereto with the forms attached hereto as EXHIBITS A-1 AND A-2, respectively.

    7. CONDITIONS TO AMENDMENT. Lender's obligations under this Amendment are subject to the satisfaction of the following conditions on or before the date of this Amendment, or before any funds are advanced hereunder, in addition to all conditions in the Loan Agreement:

         (a) AMENDED NOTES. The Lender shall have received each of the 1994 Construction Note and the 1994 Equipment Note (amending the Original 1994 Construction Note and the Original 1994 Equipment Note, respectively), each conforming to the requirements hereof and executed by a duly authorized officer of the Company. Lender shall mark each of the Original 1994 Construction Note and the Original 1994 Equipment Note with legend stating that it has been so amended and restated.

         (b) LEGAL OPINION. The Lender shall have received the opinion of Sidley & Austin, counsel to the Company, dated the date of this Amendment, with respect the due execution and delivery of, and enforceability of, this Amendment and the 1994 Construction Note and the 1994 Equipment Note.

         (c) PROCEEDINGS OF THE COMPANY. The Lender shall have received copies, certified by a Secretary or Assistant Secretary of the Company on the date of this Amendment, of evidence of all actions taken by the Company authorizing the execution, delivery and performance by the Company of this Amendment and authorizing the borrowings provided for herein.

         (d) OTHER DOCUMENTS. The Lender shall have received such other documents as Lender may reasonably request in connection with this Amendment, and all documents and other items shall be in form and substance satisfactory to Lender and its counsel.

    8. FULL FORCE AND EFFECT. Except as specifically modified herein or contemplated hereby, the Loan Agreement, the Notes and all other Basic Agreements and Loan Documents shall continue in full force and effect as written, and nothing herein is intended to, nor shall it, release, diminish or waive the rights of Lender under the Loan Agreement or the other Basic Agreements or the other Loan Documents.

    9. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    IN WITNESS WHEREOF, this First Amendment to Amended and Restated Term Loan Agreement has been executed as of the date first above written by the parties' authorized representatives.

NTFC CAPITAL CORPORATION                   UNITED STATES CELLULAR CORPORATION



By:   /s/ Jerry E. Vaughn                  By:   /s/ Kenneth R. Meyers
     -----------------------                     -----------------------
Title: Vice President                      Title: Vice President-Finance

                                                                    EXHIBIT A-1


                              AMENDED AND RESTATED
                             1994 CONSTRUCTION NOTE


$39,461,000.00                        Originally dated as of December 22, 1994
(Plus Capitalized Interest)
                                      Amended and as of ________________, 1995


     FOR VALUE RECEIVED, UNITED STATES CELLULAR CORPORATION, a corporation organized under the laws of the State of Delaware (the "COMPANY"), promises to pay to the order of NTFC CAPITAL CORPORATION (formerly known as Northern Telecom Finance Corporation) (the "LENDER") at its offices located at 220 Athens Way, Nashville, Tennessee 37228-1399, in lawful money of the United States of America and in immediately available funds the lesser of (i) Thirty-Nine Million Four Hundred Sixty-One Thousand Dollars ($39,461,000.00), and (ii) all amounts advanced pursuant to Section 2.1(c) of the Loan Agreement (defined below), together with interest thereon and other amounts due as provided below. This Note shall finally mature on December 1, 2003 (the "FINAL MATURITY DATE").

     This Note has been made and delivered pursuant to that certain Amended and Restated Term Loan Agreement dated as of December 22, 1994 by and between the Company and the Lender, as amended by a First Amendment to Amended and Restated Term Loan Agreement of even date herewith and as it may be further modified, amended or supplemented from time to time (the "LOAN AGREEMENT"), and is the 1994 Construction Note described in Section 2.2(b) thereof. Any capitalized term not otherwise defined in this Note shall have the meaning ascribed to it in the Loan Agreement. Reference is made to the Loan Agreement, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Note may be prepaid, in whole or in part, without premium or penalty, in accordance with the Loan Agreement. This Note is secured by the Collateral described in the Loan Agreement, the Security Agreement and the Assignments and is entitled to the benefits thereof.

     All Advances hereunder shall bear interest at the Base Rate, as defined below, from the date of such Advance until such amount is due and payable (whether at the Maturity Date, upon Required Prepayment, by acceleration, or otherwise). The Base Rate shall be the adjustable interest rate per annum (compounded monthly and computed on the basis of a year of 360 days for the actual days elapsed) equal to the rate announced from time to time as the ninety (90) day "Commercial Paper" rate (being defined as the rate paid on high grade unsecured notes sold through major dealers by major corporations in multiples of $1,000 for repurchase within 90 days) as reported in THE WALL STREET JOURNAL, PLUS 2.25% per annum. The Base Rate in effect on the last Business Day of each

Calendar Quarter as reflected by the most recent THE WALL STREET JOURNAL publication shall be the Base Rate for the following Calendar Quarter.

     Each Advance made under this Note (except Advances for Capitalized Interest) shall be evidenced by a separate Note Schedule to be attached to this Note, each of which shall be consecutively numbered, beginning with
SCHEDULE 1. Each and all of the Note Schedules shall be deemed a part hereof. The principal of and interest on each such Advance under the Note shall be paid as follows:

     During the period from the date of each Advance hereunder through the first full twelve (12) months following the date of such Advance (the "CAPITALIZED INTEREST PERIOD"), no principal payments shall be due, but interest shall accrue at the Base Rate on the principal amount of such Advance, and shall be capitalized and added to the outstanding principal amount of such Advance, unless the Company elects, by writing delivered to Lender no later than the fifteenth (15th) day of any calendar month, to pay the accrued interest on such Advance for such month, in arrears, on the first Business Day of the following calendar month. The sum of the amount of Capitalized Interest added to this Note and the amount of capitalized interest added to the 1994 Equipment Note shall not exceed an aggregate of $6,750,000, and after that limit has been reached, the Company shall thereafter pay accrued interest on the outstanding principal amount hereof, in arrears, on the first Business Day of each month during the balance of the Capitalized Interest Period.

     After the expiration of the Capitalized Interest Period for each Advance, all outstanding principal (including Capitalized Interest) of such Advance shall be paid in seventy-two (72) equal consecutive monthly installments of principal, in each case on the first Business Day of each calendar month (each, a "PAYMENT DATE"), commencing on the first Payment Date after the expiration of the Capitalized Interest Period for such Advance and on each Payment Date thereafter until the Maturity Date (as deemed below), on which date all outstanding principal (including Capitalized Interest), interest and other charges with respect to such Advance shall be paid in full. The "MATURITY DATE" for any Advance shall be the first Business Day of the eighty-fourth (84th) calendar month following the date of such Advance.

     After the expiration of the Capitalized Interest Period for any Advance, interest shall be paid monthly, in arrears, on each Payment Date, along with the principal payments described above.

     In any event, all outstanding principal of, interest on, and charges with respect to this Note shall be due and payable in full on the Final Maturity Date. Lender is authorized to make notations on the Note Schedules (or on other schedules hereto) as to the amount of Capitalized Interest or the principal and interest payments made by the Company, but the failure to make any notations on any Note Schedule (or other schedule) shall not diminish the obligation of the Company to pay all amounts due under this Note or any Note Schedule hereto.

     Notwithstanding the foregoing, if the Company shall fail to pay within ten (10) days after when due any principal amount or interest or other amount payable by the Company under the Loan Agreement or under this Note, such amount shall bear interest at a rate per annum that is equal to the lesser of three percent (3%) higher than the then applicable Base Rate or the maximum permissible interest rate under applicable law, until such overdue principal amount, interest or other amount are paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under the Loan Agreement.

     Notwithstanding any provision of this Note or the Loan Agreement to the contrary, it is the intent of the Lender and the Company that the Lender or any subsequent holder of this Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of this Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Company and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, promote, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the Lender or any subsequent holder of this Note shall refund to the Company the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

     Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Loan Agreement, without further notice, at the option of the holder hereof. The holder may waive any Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one, but any one waiver shall not imply any additional or subsequent waiver.

     Demand, presentment, notice and protest are expressly waived, except for notices otherwise required in the Loan Agreement.

     In the event this Note is placed in the hands of one or more attorneys for collection or enforcement or protection of the holder's rights described in the Loan Agreement, the Company agrees to pay all reasonable attorneys' fees (which shall be due on demand) and all court and other costs incurred by the holder hereof.

     This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

     This Note may not be changed, extended or terminated except in writing.

     This Note is an amendment and restatement of that certain Construction
Note in the maximum principal amount of $37,500,000, dated as of December 22, 1994, and is not intended as, and shall not be deemed to constitute, a novation, release or discharge of such note or any indebtedness evidenced or created thereby.

     Executed as of ___________, 1995.


                                            UNITED STATES CELLULAR CORPORATION




                                            By: ______________________________
                                            Title: ___________________________

                                                                    EXHIBIT A-2

                            AMENDED AND RESTATED
                            1994 EQUIPMENT NOTE

$39,461,000.00                         Originally dated as of December 22, 1994
(Plus Capitalized Interest)          Amended and Restated of ___________, 1995

     FOR VALUE RECEIVED, UNITED STATES CELLULAR CORPORATION, a corporation organized under the laws of the State of Delaware (the "COMPANY"), promises to pay to the order of NTFC CAPITAL CORPORATION (formerly known as Northern Telecom Finance Corporation) (the "LENDER") at its offices located at 220 Athens Way, Nashville, Tennessee 337228-1399, in lawful money of the United States of America and in immediately available funds the lesser of (i) Thirty-Nine Million Four Hundred Sixty-One Thousand Dollars ($39,461,000.00), together with interest thereon and the other amounts due as provided below. This Note shall finally mature on December 1, 2003 (the "FINAL MATURITY DATE").

     This Note has been made and delivered pursuant to that certain Amended and Restated Term Loan Agreement dated as of December 22, 1994 by and between the Company and the Lender, as amended by a First Amendment to Amended and Restated Term Loan Agreement of even date herewith and as it may be further modified, amended or supplemented from time to time (the "Loan Agreement") and is the 1994 Equipment Note described in Section 2.2(b) thereof. Any capitalized term not otherwise defined in this Note shall have the meaning ascribed to it in the Loan Agreement. Reference is made to the Loan Agreement, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Note may be prepaid, in whole or in part, without premium or penalty, in accordance with the Loan Agreement. This Note is secured by the Collateral described in the Loan Agreement, the Security Agreement and the Assignments and is entitled to the benefits thereof.

     All Advances hereunder shall bear interest at the Base Rate, as defined below, from the date of such Advance until such amount is due and payable (whether at the Maturity Date, upon Required Prepayment, by acceleration, to otherwise). The BAse Rate shall be the adjustable interest rate per annum (compounded monthly and computed on the basis of a year of 360 days for the actual days elapsed) equal to (a) the rate announced from time to time as the ninety (90) day "Commercial Paper" rate (being defined as the rate paid on high grade unsecured notes sold through major dealers by major corporations in multiples of $1,000 for repurchase within 90 days) as reported in THE WALL STREET JOURNAL, PLUS 2.25% per annum. The Base Rate in effect on the last Business Day of each Calendar Quarter as reflected by the most recent THE WALL STREET JOURNAL publication shall be the Base Rate for the following Calendar Quarter.

     Each Advance made under this Note (except Advances for Capitalized Interest) shall be evidenced by a separate Note Schedule to be attached to this Note, each of which shall be consecutively numbered, beginning with
SCHEDULE 1. Each and all of the Note Schedules shall be deemed a part hereof. The principal and interest on each such Advance under this Note shall be Paid as follows:

     During the period from the date of each Advance hereunder through the first full twelve (12) months following the date of such Advance (the "CAPITALIZED INTEREST PERIOD"), no principal payments shall be due, but interest shall accrue at the Base Rate on the principal amount of such Advance, and shall be capitalized and added to the outstanding principal amount of such Advance, unless the Company elects, by writing delivered to Lender no later than the fifteenth (15th) day of any calendar month, to pay the accrued interest on such advance for such month, in arrears, on the first Business Day of the following calendar month. The sum of the amount of Capitalized Interest added to this Note and the amount of capitalized interest added to the 1994 Construction Note shall not exceed an aggregate of $6,750,000, and after that limit has been reached, the Company shall thereafter pay accrued interest on the outstanding principal amount hereof, in arrears, on the first Business Day of each month during the balance of the Capitalized Interest Period.

     After the expiration of the Capitalized Interest Period for each Advance, all outstanding principal including Capitalized Interest) of such Advance shall be paid in seventy-two (72) equal consecutive monthly installments of principal, in each case on the first Business Day of each calendar month (each, a "PAYMENT DATE"), commencing on the first Payment Date after the expiration of the Capitalized Interest Period for such Advance and on each Payment Date thereafter until the Maturity Date (as deemed below), on which date all outstanding principal (including Capitalized Interest), interest and other charges with respect to such Advance shall be paid in full. The "MATURITY DATE" for any Advance shall be the first Business Day of the eighty-fourth (84th) calendar month following the date of such Advance.

     After the expiration of the Capitalized Interest Period for any Advance, interest shall be paid monthly, in arrears, on each Payment Date, along with the principal payments described above.

     In any event, all outstanding principal of, interest on, and charges with respect to this Note shall be due and payable in full on the Final Maturity Date. Lender is authorized to make notations on the Note Schedules (or on other schedules hereto) as to the amount of Capitalized Interest or the principal and interest payments made by the Company, but the failure to make any notations on any Note Schedule (or other schedule) shall not diminish the obligation of the Company to pay all amounts due under this Note or any Note Schedule hereto.

     Notwithstanding the foregoing, if the Company shall fail to pay within ten (10) days after when due any principal amount or interest or other amount payable by the Company under the Loan Agreement or under this Note, such amount shall bear interest at a rate per annum that is equal to the lesser of three percent (3%) higher than the then applicable Base Rate or the maximum permissible interest rate under applicable law, until such overdue principal amount, interest or other amount are paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under the Loan Agreement.

     Notwithstanding any provision of this Note or the Loan Agreement to the contrary, it is the intent of the Lender and the Company that the Lender or any subsequent holder of this Note shall never be entitled to received, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of this Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Company and th Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated therm hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the Lender or any subsequent holder of this Note shall refund to the Company the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

     Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Loan Agreement, without further notice, at the option of the holder hereof. The holder may waive any Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one, but any one waiver shall not imply any additional or subsequent waiver.

     Demand, presentment, notice and protest are expressly waived, except for notices otherwise required in the Loan Agreement.

     In the event this Note is placed in the hands of one or more attorneys for collection or enforcement or protection of the holder's rights described in the Loan Agreement, the Company agrees to pay all reasonable attorneys' fees (which shall be due on demand) and all court and other costs incurred by holder thereof.

     This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

     This Note may not be changed, extended or terminated except in writing.

     This Note is an amendment and restatement of that certain Equipment Note in the principal amount of $37,500,000, dated as of December 22, 1994, and is not intended as, and shall not be deemed to constitute, a novation, release or discharge of such note or any indebtedness evidenced or created thereby.

     Executed as of _________________, 1995.

                                           UNITED STATES CELLULAR CORPORATION

                                           By: ________________________________

                                           Title: _____________________________